Exhibit 3.83

ARTICLES OF INCORPORATION

OF

REXALL, INC.

ARTICLE I: The name of this corporation is:

Rexall, Inc.

ARTICLE II: The principal place of business and mailing address of corporation is:

6111 Broken Sound Parkway, NW

Boca Raton, Florida 33487

ARTICLE III: The nature of the business to be conducted or promoted and the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act of the State of Florida

ARTICLE IV: The total number of shares of stock, which the corporation shall have authority to issue, is 1,000 all of which shall be Common Stock, without par value.

ARTICLE V: The number of directors of the corporation shall be fixed from time to time by the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

ARTICLE VI: The name and Florida street address of the registered agent is:

Richard Werber

6111 Broken Sound Parkway, NW

Boca Raton, Florida 33487

ARTICLE VII: The name and Florida mailing address of the incorporator is:

Richard Werber

6111 Broken Sound Parkway, NW

Boca Raton, Florida 33487

ARTICLE VIII: The corporation is to have perpetual existence.

ARTICLE IX: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, to make, alter or amend the By-Laws of the corporation.

ARTICLE X: Meetings of stockholders may be held outside of the State of Florida at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ARTICLE XI: This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 8 day of January 2003.

/s/ Richard Werber
Richard Werber

STATE OF FLORIDA	)
BOCA RATON	) SS

On this January 8, 2003, before me a Notary Public, personally appeared, Richard Werber, who severally acknowledged that he/she executed the above instrument.

/s/ Carole Vitale
Notary Public

CERTIFICATE OF ACCEPTANCE

OF

APPOINTMENT OF REGISTERED AGENT

The undersigned, having been named Registered Agent, on behalf of Rexall, Inc., hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statues §607.0505.

/s/ Richard Werber
Richard Werber